UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the registrant ◻
Filed by a party other than the registrant ◻

Check the appropriate box:

◻	Preliminary proxy statement

◻	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

◻	Definitive proxy statement.

☑	Definitive additional materials.

◻	Soliciting material under Rule 14a-12.

Multi-Strategy Growth & Income Fund

(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

	☒	No fee required.

	◻	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

◻	Fee paid previously with materials.

◻	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Multi-Strategy Growth & Income Fund

Any Vote Script

(ANY VOTE)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (INVESTOR’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with Multi-Strategy Growth & Income Fund. The reason for my call is to inform you that the Special Meeting of Shareholders is scheduled to take place on November 20, 2018 and currently our records indicate your vote has not been recorded.

The Fund’s Board of Trustees is recommending a vote “In Favor” of each proposal, but you may also cast an “Against” or “Abstain” vote.

Would you like to vote “In Favor”, “Against” or “Abstain”?

(Pause For Response)

(Review Voting Options with Investor If Necessary)

If we identify any additional accounts you own with Multi-Strategy Growth & Income Fund before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of your vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 11-13-2018